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                                                                EXHIBIT 99.1




Investors:        Dirk Allison
                  (615) 296-3000

Media:            Shea Davis
                  (615) 296-3240



                           Albuquerque Review Updates
                             And Other Announcement
                                 Made by Ardent


NASHVILLE, Tenn. (Nov. 30, 2004) --- Ardent Health Services announced today that it will restate certain financial statements due to the initial results of the independent review of accounting practices at its Albuquerque, N.M. subsidiary. In addition, the company announced that it will take a non-cash impairment charge in the fourth quarter ending Dec. 31, 2004, relating to its ongoing consolidation of information systems and is in discussions to sell one of its acute care hospitals.

ALBUQUERQUE REVIEW

The Audit Committee of Ardent's Board of Directors concluded that the company will restate its financial results for the year ended December 31, 2003, and for the first and second quarters of 2004 based on the initial results of its independent review of accounting practices at its subsidiary, Lovelace Sandia Health System, Inc. in Albuquerque, N.M.


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The 2004 restatement relates to, among other items, imbalances in the accounts between the Lovelace Sandia Health System providers and its health plan. The estimate of these imbalances as of August 31, 2004, is approximately $14.5 million. The correction of these imbalances, and other adjustments, will result in a negative adjustment to pre-tax income from continuing operations in the first and second quarter of 2004. Further, the correction of other errors related to the company's 2003 financials are estimated by the company to result in a negative adjustment to 2003 pre-tax income from continuing operations ranging between $3 million and $8 million.

Because the independent review is ongoing, the company now expects to file with the Securities and Exchange Commission its amended 2003 10-K annual report and its amended Form 10-Qs for each of the first and second quarters of 2004 by the end of the first quarter of 2005. The company also expects to file its delayed Form 10-Q for the third quarter of 2004 at that time.

The Audit Committee - with the assistance of the independent law firm of King & Spalding and the independent accounting firm of Deloitte & Touche - identified deficiencies in Lovelace Sandia's accounting practices between the provider system and the health plan. Lovelace Sandia Health System is a wholly owned subsidiary of Ardent with four acute-care hospitals, a rehabilitation hospital, a behavioral health hospital and a 191,000-member health plan. The deficiencies
- originally identified through the company's compliance program - did not involve patient care or third-party or government payors.


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Ardent has already implemented a number of corrective actions by bringing the financial accounting departments of the Lovelace Sandia Health System under the direct control of the corporate finance department in Nashville and by beginning to convert the review's findings into improved processes and procedures for financial accounting. The company is taking appropriate employee disciplinary action as a result of the independent review. Also, PriceWaterhouseCoopers will continue to assist the company in evaluating and implementing the internal controls and procedures required by the Sarbanes Oxley Act.

"We're pleased that our ethics and compliance program, which surfaced these issues is effective," said David T. Vandewater, president and CEO of Ardent Health Services. "Ardent is financially strong and performing very well. Our employees continue to provide quality health care in the communities we serve, and we're seeing the results of that work.

"In Albuquerque, we are caring for more patients in more locations - realizing the benefits and strengths that come from a combined system. We have the advantage in the marketplace with the state's only women's hospital and Gamma Knife technology. In Tulsa, Hillcrest Healthcare System - acquired in August - is already performing better than expected. Also, our behavioral hospitals across the country continue to perform well, providing consistent cash flow. In addition, the company is strong with approximately $95 million cash bank balances as of today," said Vandewater.



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OTHER ISSUES

In unrelated announcements, Ardent expects to take a non-cash impairment charge in the fourth quarter of 2004 of $26 million as part of its ongoing efforts to consolidate its acute care patient accounting and clinical information systems into one platform. The impairment charge consists of previously capitalized software, hardware and implementation costs. Additionally, the company is announcing that it is in discussions with an unnamed buyer to sell Samaritan Hospital in Lexington, Ky.

Ardent Health Services is a provider of health care services to communities throughout the United States. Ardent currently operates 35 hospitals in 14 states, providing a full range of medical/surgical, psychiatric and substance abuse services to patients ranging from children to adults.

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Forward Looking Statement:

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are intended to be covered by the safe harbors created under that Act. These statements are based on the company's current estimates and expectations. Forward-looking statements may include words, such as "may," "will," "plans," "estimates," "anticipates," "believes," "expects," "intends" and similar expressions. These forward-looking statements are subject to various factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed. These factors, risks and uncertainties include, without limitation, the timing and results of the ongoing internal investigation being conducted by the Audit Committee; the ultimate impact and consequences arising from the restatement of the company's previously filed financial statements, the geographic concentration of our operations, particularly in Albuquerque, New Mexico and Tulsa, Oklahoma; possible changes in the Medicare and Medicaid programs that may limit reimbursement to health care providers and insurers; a possible reduction of profitability of our health plan caused by lower enrollment; our failure to maintain satisfactory relationships with providers or our ability to effectively price our health care premiums or manage medical costs; the availability, cost and terms of malpractice insurance coverage; claims and legal actions relating to professional liabilities or other matters exceeding the scope of our liability coverage; the highly competitive nature of the health care business, including the competition to recruit and retain physicians and other health care personnel and the ability to retain qualified management; the potential adverse impact of government investigations or "qui tam" lawsuits brought under the False Claims Act or other whistleblower statutes; our ability to integrate newly acquired facilities and improve their operations and realize the anticipated benefits of the acquisitions; our ability to acquire hospitals that meet our target criteria; our ability to manage and integrate our information systems effectively; any reduction in payments to health care providers by government and commercial third-party payers, as well as cost-containment efforts of insurers and other payers; uncertainty associated with compliance with HIPAA and other privacy laws and regulations; the restrictions and covenants in our credit facility and debt instruments and the potential lack of adequate alternative financing; changes in, or violations of, federal, state or local regulation affecting the health care industry; the possible enactment of Federal or state health care reform; changes in general economic conditions and those factors, risks and uncertainties described in the Annual Report on Form 10-K under the caption "Risk Factors" and from time to time in our filings with the Securities and Exchange Commission (the "SEC").

We can give no assurance that the forward-looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained in this release.